Item 77C

TAX-EXEMPT CALIFORNIA MONEY MARKET FUND

The Proxy Statement on Schedule 14A for Tax-Exempt California Money Market Fund (File No. 811-5076) is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 21, 2002.